EXHIBIT 23.3
                                                                   ------------



CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 4, 2007 relating to the consolidated financial statements of eFinancialGroup, which appears in Dice Holdings Inc.'s Registration Statement on Form S-1 (Registration No. 333-141876).


/s/ PricewaterhouseCoopers LLP

London, United Kingdom
July 23, 2007